Exhibit 5.1

Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, CA 90067-3206

, 2014

Ares Management, L.P.

2000 Avenue of the Stars,

12th Floor

Los Angeles, CA 90067

Ladies and Gentlemen:

We are acting as counsel to Ares Management, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (No. 333-194919), as amended (the “Registration Statement”) relating to (i) the issuance and sale by the Partnership of up to                common units representing limited partner interests in the Partnership (including                 common units that may be offered pursuant to the exercise of the underwriters’ option to purchase         additional common units) (the “Partnership Units”) and (ii) the offer and sale by the selling unitholder listed in the Registration Statement of up to        common units representing limited partner interests in the Partnership (including                 common units that may be offered pursuant to the exercise of the underwriters’ option to purchase         additional common units) (the “Secondary Units” and, together with the Partnership Units, the “Units”).

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, limited partnership records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of limited partnership of the Partnership in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the amended and restated agreement of limited partnership among Ares Management GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the limited partners party thereto (collectively, the “Limited Partners”), in the form filed as Exhibit 3.2 to the Registration Statement (the “Partnership Agreement”); (iii) the form of underwriting agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iv) the resolutions of the member of the General Partner; (v) the resolutions of the Board of Directors of the General Partner; and (vi) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Partnership and the General Partner.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.  We also have assumed that the Limited Partners will not participate in the control of the business of the Partnership.

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Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts after the Registration Statement is declared effective, that (i) the Partnership Units have been duly authorized and when issued in accordance with the provisions of the Partnership Agreement and distributed in accordance with the terms of the Underwriting Agreement and upon payment of the consideration provided therein, the Partnership Units will be validly issued and holders of the Partnership Units will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Partnership Units and (ii) the Secondary Units have been duly authorized and when issued in accordance with the provisions of the Partnership Agreement will be validly issued and holders of the Secondary Units will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Secondary Units.

This opinion is based upon and expressly limited in all respects to the Delaware Revised Uniform Limited Partnership Act and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “Delaware Revised Uniform Limited Partnership Act” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement, and we further consent to the incorporation of this opinion by reference in any registration statement filed pursuant to Rule 462(b) in connection with the offering covered by the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,